EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82652) pertaining to the GameStop Corp. 2001 Incentive Plan of our report dated May 8, 2000, with respect to the consolidated financial statements of Funco Inc. included in the Annual Report (Form 10-K) of GameStop Corp. for the year ended February 2, 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
May 1, 2002